Exhibit 99.1

Virtusa Announces $108 Million Strategic Equity Investment
 from The Orogen Group and Stock Repurchase Program

•                  $108 million convertible preferred stock investment by The Orogen Group at an initial conversion price of $36

•                  Proceeds to be used to repay debt and repurchase common stock

•                  Vikram S. Pandit, Chairman and CEO of The Orogen Group, appointed to Virtusa’s Board

•                  Strategic investment enables Virtusa to leverage The Orogen Group and Mr. Pandit’s deep industry experience and extensive network

Westborough, MA — (May 03, 2017) Virtusa Corporation (NASDAQ GS: VRTU) (“Virtusa” or the “Company”), a global business consulting and IT outsourcing company that accelerates business outcomes for its clients, today announced that it has entered into an Investment Agreement under which The Orogen Group (“Orogen”) purchased shares of the Company’s newly issued Convertible Preferred Stock, initially convertible into 3,000,000 shares of common stock, for an aggregate purchase price of $108 million. In connection with the investment, Vikram Pandit has been appointed to Virtusa’s Board of Directors. Orogen is a new operating company that was created by Vikram Pandit and Atairos Group, Inc., an independent private company focused on supporting growth-oriented businesses, to leverage the opportunities created by the evolution of the financial services landscape and to identify and invest in financial services companies and related businesses with proven business models.

Kris Canekeratne, Chairman and Chief Executive Officer of Virtusa, stated, “We are delighted to welcome Vikram Pandit to our Board of Directors and Orogen as a long-term investor and strategic partner. Orogen’s extensive industry experience and network in banking, financial services and insurance (“BFSI”) and media will be tremendous assets to Virtusa as we execute our industry-leading growth plan. Additionally, Vikram is an exemplary leader and his extensive experience and knowledge in banking and financial services will help us strengthen our solutions and services and capitalize on current and new client opportunities. We look forward to leveraging Vikram’s deep domain expertise as we execute our strategic plan, especially as it relates to new digital business models and the dislocation taking place in financial services. We believe that this partnership will position Virtusa to continue to be a leading force in our industry.”

Vikram Pandit, Chairman and Chief Executive Officer of Orogen, stated, “The financial services industry is going through a transformation, driven by new technologies, data-driven solutions, changing customer demands, and new market entrants in the fintech space. Virtusa is at the nexus of this change. With its deep domain expertise and breadth of solutions focused on delivering digital transformation and operational excellence to clients, Virtusa plays a pivotal role in the industry’s transformation and is well positioned to gain share in the market. We are excited to partner with Virtusa to help augment its long-term growth potential.”

Mr. Pandit is a 35-year veteran of the financial services industry. He began his career in financial services at Morgan Stanley in 1983 and ultimately became President and Chief Operating Officer of the company’s institutional securities and investment banking businesses. Mr. Pandit left Morgan Stanley to become a founding member and chairman of the members committee of Old Lane, LP. Citigroup acquired Old Lane in July 2007, and Mr. Pandit was appointed CEO of Citigroup in December 2007. He led Citigroup during one of the most challenging economic and financial crises in history, successfully recapitalizing and restructuring the company and returning it to profitability before leaving in October 2012. Mr. Pandit is a member of the Board of Directors of Bombardier Inc. and is a member of the Board of Overseers of Columbia Business School.

Virtusa intends to use the proceeds from the sale of its Convertible Preferred Stock to repay approximately $81 million of its senior term loan, as well as for common stock repurchases and general corporate purposes. Virtusa’s Board has approved the repurchase of approximately $30 million of common stock.

Convertible Preferred Stock Terms

Under the terms of the investment, Orogen purchased 108,000 shares of Convertible Preferred Stock, initially convertible into 3,000,000 shares of common stock, for an aggregate purchase price of $108 million, with an initial conversion price of $36.00. The convertible preferred shares have a 3.875% dividend per annum, payable quarterly in additional shares of common stock and/or cash at Virtusa’s option. The convertible preferred stock matures on May 3, 2024.  The shares purchased consist of voting convertible preferred stock and a separate class of non-voting convertible preferred stock, the latter of which will automatically convert into shares of voting convertible preferred stock on a one-to-one basis upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Additional information regarding the investment will be included in a Form 8-K to be filed today by the Company with the Securities and Exchange Commission. Virtusa will provide additional information on its next earnings call, scheduled for May 16, 2017.

Ranjan Kalia, Chief Financial Officer of Virtusa, said, “We believe Orogen’s investment is a strong vote of confidence in our business model and growth potential. It will enable us to strengthen our balance sheet by reducing our outstanding term loan and return capital to our shareholders via our stock buyback. We currently expect the net impact of the convertible preferred shares and associated debt reduction will be dilutive to both GAAP and non-GAAP EPS in fiscal 2018, which we anticipate will be partially offset by our share buyback program.”

J.P. Morgan acted as financial advisor to Virtusa. Goodwin Procter, LLP acted as legal advisor to Virtusa. Citigroup acted as financial advisor to Orogen and Davis Polk & Wardwell LLP acted as legal advisor to Orogen.

Share Repurchase Plan

Virtusa’s Board of Directors has authorized a share repurchase program of up to $30 million of Virtusa’s common stock over the next twelve months. The Company will fund share repurchases with the proceeds of the Orogen investment and cash on hand. Share repurchases under the program may be made through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act of 1934. While the Board of Directors has approved the share repurchase plan, the timing of repurchases and the exact number of shares of common stock to be purchased will be determined by Virtusa management, at its discretion, and will depend upon market conditions and other factors.

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of information technology (IT) consulting and outsourcing services that accelerate business outcomes for Global 2000 companies and leading software vendors in banking and financial services, insurance, healthcare, telecommunications, technology, and media & entertainment.

Virtusa helps CXOs’ address the dual challenge of growing revenues while improving IT cost efficiencies. Virtusa’s digital transformation & innovation (DTi) solutions enable clients to reimagine the customer experience, accelerate revenue growth and creating lasting business value. The company’s operational excellence (OE) solutions help clients reduce risk, improve operational efficiencies, and lower IT costs.

Virtusa delivers services across the IT lifecycle, including consulting, solution design, technology selection, implementation, testing, and maintenance, including infrastructure support. With a strong heritage in software engineering, Virtusa is highly qualified to both develop and maintain software, using a proven platforming methodology and advanced Agile and Accelerated Solution Design techniques to reliably deliver results on time and within budget.

Holding a proven record of success across industries, Virtusa readily understands its clients’ business challenges and uses its domain expertise to deliver distinctive, differentiated and innovative applications of technology to address its client critical business challenges. Examples include the building the world’s largest P&C claims modernization program; one the largest corporate customer portals for a premier global bank; an order to cash implementation for a multinational telecommunications provider; and digital transformation initiatives for media and banking companies.

Through the acquisition of a majority interest in Polaris Consulting Services Ltd. in March 2016, Virtusa has created a robust platform to provide end-to-end solutions and services in banking and financial services, strengthening its positioning as a top, global FinTech services provider.

Virtusa Corporation is headquartered in Massachusetts and has 50 offices across North America, Europe and Asia.

Polaris Consulting & Services is a subsidiary of Virtusa Corporation. Copyright © 2017 Virtusa Corporation. All Rights Reserved.

About Orogen

The Orogen Group was created by Vikram S. Pandit and Atairos Group as a private operating company focused on making significant long-term control and other strategic investments in financial services and related businesses. Orogen delivers the resources, expertise and extensive strategic and operational experience of its partners to growth companies with proven business models where Orogen can create value over time. The Orogen Group is based in New York. Additional information can be found at www.orogengroup.com.

About Atairos

Atairos is an independent, private company focused on supporting growth-oriented businesses across a wide range of industries. Atairos provides a unique combination of active strategic partnership and patient long-term capital to high-potential companies and their management teams. Atairos was launched in 2016 with more than $4 billion in committed capital and has offices in New York and Bryn Mawr, PA. For more information, please visit www.atairos.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, Virtusa’s expectations concerning the Orogen investment, the proposed share repurchase program, management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:  Virtusa’s failure to realize the intended benefits of the Orogen convertible preferred stock financing, the inability to pay cash dividends on the convertible preferred stock, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity;  inability of Virtusa to service the $200 million term loan incurred by Virtusa to acquire Polaris or to maintain compliance with certain financial covenants under the loan facility; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa’s common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Media Contact:

Amy Legere

Greenough
(617) 275-6517

alegere@greenough.biz

Investor Contacts:

William Maina

ICR

646-277-1236

william.maina@icrinc.com

Orogen Contact:

Shannon Bell

212-332-4583

bell@orogengroup.com

Atairos Contacts:

Sard Verbinnen & Co

George Sard / Jared Levy / Ben Spicehandler

212-687-8080

Atairos-SVC@sardverb.com